ITEM 77Q1(E) NEW INVESTMENT ADVISORY CONTRACTS

Incorporated by reference to exhibits d(2)(v) and d(3)(ii) through d(3)(x) to post-effective amendment no. 45 to Registrant's registration statement filed on Form Type 485APOS on August 1, 2001 (Accession No. 0000891554-01-503755).

Incorporated by reference to exhibit d(3)(xi) to post-effective amendment no. 46 to Registrant's registration statement filed on Form Type 485BPOS on October 12, 2001 (Accession No. 0001127563-01-500139).

Incorporated by reference to exhibits d(2)(viii), d(3)(xix) through d(3)(xxvii) and d(3)(xxix) through d(3)(xxx) to post-effective amendment no. 47 to Registrant's registration statement filed on Form Type 485BPOS on November 14, 2001 (Accession No. 0001127563-01-500157).

Incorporated by reference to exhibit d(2)(xxvii) to post-effective amendment no. 48 to Registrant's registration statement filed on Form Type 485BPOS on November 19, 2001 (Accession No. 0001127563-01-500164).

Incorporated by reference to exhibits d(2)(xiii) through d(2)(xv) and d(3)(xxxi) to post-effective amendment no. 49 to Registrant's registration statement filed on Form Type 485BPOS on December 3, 2001 (Accession No. 0001127563-01-500171).

Incorporated by reference to exhibit d(3)(xxxi) to post-effective amendment no. 50 to Registrant's registration statement filed on Form Type 485APOS on February 27, 2002 (Accession No. 0001127563-02-000031).